UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16 , 2011

Commission File Number:  000-52369

Bond Laboratories, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

11011 Q Street, Building A Suite 106, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 16, 2011, Bond Laboratories, Inc. (the "Company") issued a press release highlighting some accomplishments from the Company's recent Form 10-Q. As indicated in the press release, the Company reported a 56% increase in revenue for the quarter ended June 30, 2011, to $3,169,476 from $2,027,925, as compared to the same period ended June 30,2010. Bond's year-to-date revenue grew 40% to $6,158,780 for the six months ended June 30,2011, as compared to $4,400,588 for the six months ended June 30, 2010. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bond Laboratories, Inc.

Date:   August 17, 2011
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Aug 16 2011 Bond Labs Recaps Profitable and Successful 2nd Quarter